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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of SciQuest.com, Inc. and its subsidiaries on Form S-8 (File No. 333-94163) of our report dated February 2, 2000, on our audits of the consolidated financial statements of SciQuest.com, Inc. and its subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this annual report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Raleigh, North Carolina
March 28, 2000